SECOND

AMENDMENT

 TO

 PROMISSORY NOTE

This Second Amendment to the Promissory Note (“Amendment”), by and between NU-MED PLUS, INC., a Utah corporation (the “Company”) and Smith Corporate Services, Inc. (“SCS”) and dated November 14, 2012, is entered into on this 27th day of September 2013, on the following terms and conditions:

PREMISES:

A.     On November 14, 2012, the Company entered in a promissory note with SCS for $100,000 which was convertible into shares of the Company’s common stock (the “Note”) which was subsequently amended on August 20, 2013, to clarify certain restrictions on conversion.

B.

The Company is in the process of finalizing another note with SCS which will also be convertible into shares of the Company’s common stock.  In an effort to remove any uncertainty as to the conversion amounts, the Company and SCS want to set the conversion related to this Note as the same as the new note to SCS.  Accordingly, the Company and SCS want to enter into this Amendment to reflect the understandings and agreements as to the conversion of the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1)  Conversion.  Subject to, and in compliance with, the provisions contained herein, the Holder of this Note, or its assigns is entitled, at its or his option, at any time prior to maturity of the Note, or in case this Note or some portion hereof shall have been called for prepayment or considered in default as defined in the Note, then, in respect of this Note or such portion hereof, to convert this Note (or any portion of the principal amount hereof), into validly issued, fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.001 per share, of the Company, (the “Common Stock” or “Shares”) at the rate of one Share for each one cent ($0.01) of principal and accrued but unpaid interest of the Note (“Conversion Price”), subject to such adjustment in such conversion price, if any, as may be required by the provisions of this Note, by surrender of this Note, duly endorsed (if so required by the Company) or assigned to the Company or in blank, to the Company at its offices, accompanied by written notice to the Company, that the Holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted.  On conversion, no adjustment for interest is to be made, but if any Holder surrenders this Note for conversion between the record date for the payment of any installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fraction of Shares will be issued on conversion, but instead of any fractional interest, the Company will pay cash adjustments as provided herein. Following receipt of the written notice of intention to convert the Note, the Company shall take such steps as it deems appropriate to permit conversion of the Note as specified herein without registration or qualification under applicable federal and state securities laws.  The Company shall reserve for issuance that number of shares necessary to permit the conversion of this Note.  All shares of

Common Stock that shall be issuable on conversion shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

2)   Holder's Restriction on Conversion.

a)

 The Company shall not affect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without  limitation, any other notes or the warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Form 10-Q or Form 10- K, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder; provided however, until such time as Holder has reduce its ownership to less than 4.9% of the number of shares of Common Stock outstanding, the Beneficial Ownership Limitation shall be 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Amendment to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to openly give-effect to such limitation. The limitations contained in this section shall apply to a successor holder of this Note.

b)

Forced Conversion. Notwithstanding anything herein to the contrary, if a Change of Control or a Fundamental Transaction, as herein defined occur, the Company shall within three (3) business days of such event or notice of such event deliver a written notice to the Holder (a "Forced Conversion Notice" and the date such notice is delivered to the Holder, the "Forced Conversion Notice Date") to cause the Holder to convert, up to a principal amount of this Note equal to all or part of such Holder's pro-rata portion of the Forced Conversion Amount, it being understood that the "Conversion Date" for purposes of this Section 9 shall be deemed to occur on the record date for such event (the "Forced  Conversion Date"). As to each Holder, a Forced Conversion Notice shall contain the aggregate Forced Conversion Amount, such Holder's pro-rata portion of such amount, confirmation of the satisfaction of the conditions set forth above, and the portion of such Holder's pro-rata portion of the Forced Conversion Amount to be converted on each Forced Conversion Date. The Company may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Company shall not be effective in regards to a Change of Control transaction, unless at the closing of the transaction triggering the Forced Conversion, the Company would no longer be subject to Section 12(g) or 12(b) or the Exchange Act or the Company will cease to exist or substantially all of the Company’s assets are being sold as part of such transaction or the consideration being received by the Holder will not be shares of Common Stock of the Company at the closing of the triggering event.  Although Holder will be deemed to own the Shares as of the Record Date of such action, Holder will have no voting rights related to such Shares on such date and shall not vote the Shares on the transaction triggering the forced conversion, but instead, for voting purposes, the Shares shall be deemed unissued or if required by statute be voted by the board of director of the Company in the same manor (i.e. for or against) as the majority of the Company’s shares are voted; provided that, any transaction requiring a supermajority vote must receive a supermajority vote of the outstanding common shares of the Company along with other voting shares as if the Shares of Holder were not outstanding prior to voting the Shares of Holder in favor of a triggering transaction. "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 51% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above. Fundamental Transaction shall include (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 10(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

3)   Other Inconsistent Provisions Hereby Amended.   Any other provisions of the Agreement which are inconsistent with the terms of this Amendment described above, shall be deemed to be amended consistent therewith.  All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4)

Ratification.

Except as expressly amended hereby, the terms of the Note are hereby ratified and approved as originally written.

5)     Counterparts.   This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Capitalized terms not otherwise defined herein have the meanings given to such terms in the above referenced Note.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

      Name: Jeffrey L. Robins

      Title: President

Smith Corporate Services, Inc.

By: /s/ Karl Smith

     A Duly Authorized Officer